Pre-Qualification Amendment No. 6

File No. 024-11861

EXPLANATORY NOTE

 This is a pre-qualification amendment to the offering statement on Form 1-A filed by Arrived Homes II, LLC (the “Offering Statement”).  This Pre-Qualification Amendment No. 6 to the Offering Statement is filed solely for the purpose of filing Exhibits 11.2 and 12.1.  Accordingly, this Pre-Qualification Amendment No. 6 to the Offering Statement consists only of Part I, this Explanatory Note, and Part III, containing the Exhibit Index and signature page.  The Offering Circular contained in Part II of the Offering Statement is unchanged by this Pre-Qualification Amendment No. 6 and has therefore been omitted.

PART III – EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes II, LLC
2.2*	Limited Liability Company Agreement of Arrived Homes II, LLC
3.1*	Form of Series Designation of Arrived Homes Series [*], a series of Arrived Homes II, LLC
4.1*	Form of Subscription Agreement of Arrived Homes Series [*], a series of Arrived Homes II, LLC
6.1*	Broker Dealer Agreement, dated February 14, 2022, between Arrived Homes II, LLC and Dalmore Group, LLC
6.2*	Transfer Agency and Registrar Services Agreement, dated March 30, 2022, between Arrived Homes II, LLC and Colonial Stock Transfer Company, Inc.
6.3*	Purchase and Sale Agreement, dated January 1, 2022, between Arrived Holdings, Inc./Assignee and Seller for Arrived Homes Series Kirkwall property
6.4*	Purchase and Sale Agreement, dated December 23, 2021, between Arrived Holdings, Inc./Assignee and Seller for Arrived Homes Series Miller property
6.5*	Form of Property Management Agreement, dated [*], 202[*], between Great Jones and Arrived Homes Series [*], a series of Arrived Homes II, LLC
6.6*	Form of Property Management Agreement, dated [*], 202[*], between Mynd Management, Inc. and Arrived Homes Series [*], a series of Arrived Homes II, LLC
6.7*	Software and Services License Agreement, dated [*], 2020, by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.8*	Form of Promissory Note
6.9*	Purchase and Sale Agreement dated March 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Homes Series Original property
6.10*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Original dated April 13, 2022 for Arrived Homes Series Original property
8.1*	Form of Escrow Agreement, dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Homes Series [*], a series of Arrived Homes II, LLC
11.1*	Consent of Morison Cogen LLP
11.2	Consent of Maynard Nexsen, PC (included in Exhibit 12.1)
12.1	Opinion of Maynard Nexsen, PC

*	Incorporated by Reference to the copy thereof filed as an exhibit to the Company’s Form 1-A filed previously.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 6, 2023.

ARRIVED HOMES II, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer and Director of Arrived Homes II, LLC	September 6, 2023
Ryan Frazier		(Principal Executive Officer)

/s/ Joel Mezistrano		Chief Financial Officer of Arrived Homes II, LLC	September 6, 2023
Joel Mezistrano		(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Cason		Chief Technology Officer and Director of Arrived Homes II, LLC	September 6, 2023
Kenneth Cason

Arrived Holdings, Inc.		Managing Member of Arrived Homes II, LLC	September 6, 2023

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer

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